EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 105 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated February 28, 2005 which was filed as Exhibit (i) to Post-Effective Amendment No. 103.


                                /s/ Deidre E. Walsh
                                Deidre E. Walsh, Esq.

April 27, 2005
Boston, Massachusetts